Exhibit 99.1

NEXT Renewable Fuels, Inc. Acquires Southern Oregon Clean Fuels Assets

Repurposing Facility to Produce Renewable Natural Gas from Wood Waste

LAKEVIEW, OR April 18, 2023 – Lakeview RNG, a wholly owned subsidiary of NEXT Renewable Fuels (“NEXT”), has acquired assets associated with the Red Rock Biofuels development in Lake County, OR effective Friday, April 14, 2023. Lakeview RNG is commencing a redevelopment plan focused on completing construction of certain aspects of the site while replacing or enhancing others. When complete, the Lakeview RNG facility is expected to be capable of converting forest waste into renewable natural gas (“RNG”) and clean hydrogen.

“Acquiring the Lake County clean fuels infrastructure is another advancement in our mission to decarbonize the transportation industry and produce low carbon fuels at scale,” said Christopher Efird, CEO and Chairperson of NEXT. “This acquisition represents a major step toward our clean fuel production capabilities and pathways to meet growing demand for clean fuels along the west coast of the United States while helping to address the critical concern of forest health.”

Lakeview RNG will use wood waste, or “slash,” as the feedstock. Wood waste can come from activities like forest thinning, logging, and wildfire management activities on private and state lands. Today, that waste is largely burned in open slash piles, and the subsequent black carbon lands in rivers, on snowpack, and in the community’s lungs. Instead, Lakeview RNG will process that wood waste and turn it into a low-carbon gaseous fuel, benefitting environmental and community health in southern Oregon and beyond.

“Lakeview RNG acquiring Lake County’s clean fuels facility is fantastic news for our region,” celebrated State Senator Lynn Findley. “Lakeview RNG will bring the promised jobs and tax revenue to the county while finding a clean fuel benefit to our state’s wildfire mitigation efforts.”

Senator Findley isn’t the only one celebrating. Local Lake County residents and leaders are pleased that the facility has new life, and that the promises of economic development will finally be realized.

“We have been anxiously awaiting this day and are very happy that the facility will be put into operation rather than sold for parts,” said Michele Parry, Lakeview City Manager. “Lakeview’s location is strategically important because of our proximity to regenerative feedstock sources and to the pipeline distribution system that can get the clean fuels to market.”

Lakeview RNG has evaluated the potential feedstock supply in Oregon and determined that all of its wood waste needs could come from within 150 miles of the facility. Wood waste used at the facility will be certified and compliant with applicable regulations for RNG production. Converting forest waste to renewable fuel products helps reduce forest fire fuel loads and provide an additional revenue source to timber communities. The local distribution network in Lake County is anchored by the Ruby pipeline and can deliver renewable fuels to transportation markets in Oregon and along the west coast.

The purchase price of the facility has not been disclosed.

MEDIA CONTACT

Michael Hinrichs

805-453-1346

michael@nxtclean.com

About NEXT

NEXT is a next generation fuels company dedicated to sustainably producing clean, low-carbon fuels. The company is permitting and developing a 50,000 barrel-per-day / 750 million gallon-per-year Renewable Diesel (“RD”) / Sustainable Aviation Fuel (“SAF”) refinery in Oregon with easy multi-modal access to the West Coast demand markets. The project is advancing through permitting and expects to begin construction upon completion of an Environmental Impact Statement currently underway with the US Army Corp of Engineers. RD and SAF are high-margin liquid transportation fuels worldwide and there is an urgent global demand for increased supply. To learn more about NEXT, please visit www.nextrenewables.com.

NEXT Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in press release are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NEXT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of NEXT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including the risk that any required regulatory approvals are not obtained, are delayed, or are subject to unanticipated conditions that could adversely affect the actual results; risks relating to the availability and cost of the forest product feedstocks; risks as to the ability of NEXT to operate the facility and produce RNG and clean hydrogen profitably, risks relating to the construction of the production facility for the production of RNG and clean hydrogen, including risks relating to the need to obtain the necessary financing for this project as well as NEXT’s proposed biofuel refinery with a focus on renewable fuel; risks related to the rollout of NEXT’s business and the timing of expected business milestones; the effects of competition on NEXT’s business. If any of these risks materialize or NEXT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that NEXT presently does not know or that NEXT currently does not believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NEXT’s expectations, plans or forecasts of future events and views as of the date of this press release. NEXT anticipates that subsequent events and developments will cause NEXT’s assessments to change. However, while NEXT may elect to update these forward-looking statements at some point in the future, NEXT specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NEXT’s assessments as of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither NEXT nor any of its affiliates have any obligation to update this press release.

###